UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2016

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

3.02       Unregistered Sales of Equity Securities

On January 5, 2016, Boreal Water Collection, Inc. entered into an agreement with Mr. Abdul Aziz Al Athel (“subscriber”). The Agreement is for $250,000 of Secured Debentures and Common Share Warrants in Units of $1000.00. Each Unit contains one 7.5% interest bearing Secured Debenture in the principal amount of $1000.00 and a Warrant to purchase 1,352,532 common shares at an exercise price of $0.0075 per share. Interest is payable semi-annually. The debenture is re-payable 24 months after the closing date. The security is a “mortgage on the assets of the company” junior to the “existing bridge loan mortgage and line of credit.” The warrant exercise period is 2 years from the date of issuance; and may be subscribed in whole or in part on a total of 2 occasions. If all the Warrants are exercised, a total of 338,133,000 common shares will be issued.

Section 9 - Financial Statements and Exhibits

9.01          Financial Statements and Exhibits.

(d) Exhibits

99.1       BOREAL WATER COLLECTION INC. and MR. ABDUL AZIZ AL ATHEL TERM SHEET

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2016

By: /s/ Mrs. Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors